Exhibit 99.3

MR. A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on                     , 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United

State, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Important Notice regarding the Availability of Proxy Materials for the CombinatoRx 2009 Annual Meeting of Stockholders: The Joint Proxy Statement/Prospectus is available by visiting www.combinatorx.com and following the link for “Investors and News.”

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

2009 Annual Meeting of Stockholders Proxy Card

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

The undersigned stockholder of CombinatoRx, Incorporated, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated                     , 2009, and hereby appoints and Robert Forrester and Jason Cole, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of the Company to be held at the offices of Goodwin Procter LLP at 53 State Street, Exchange Place, Boston, Massachusetts 02109 on                     , 2009 at                                         local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A Proposals—The Board of Directors recommends a vote FOR the nominees listed in Proposal No. 6 and FOR Proposal Nos. 1, 2, 3, 4, 5 and 7.

				For	Against	Abstain

1.	To approve the issuance of shares of the Company’s common stock in the merger as contemplated by the Agreement and Plan of Merger, dated June 30, 2009			☐	☐	☐

				For	Against	Abstain

2.	To authorize an amendment to the Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock			☐	☐	☐

				For	Against	Abstain

3.	To amend the Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock			☐	☐	☐

				For	Against	Abstain

4.	To approve an option exchange program and a related amendment to the 2000 Stock Option Plan			☐	☐	☐

				For	Against	Abstain

5.	To approve the Amended and Restated 2004 Incentive Plan			☐	☐	☐

6.	To elect as Class I Directors:
		For	Withhold

	01 – Patrick Fortune	☐	☐

		For	Withhold

	02 – Robert Forrester	☐	☐

				For	Against	Abstain

7.	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009			☐	☐	☐

If you plan to attend the CombinatoRx annual meeting and vote in person, please visit www.goodwinprocter.com/Directions.aspx for directions.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS NOS. 1—7. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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